Exhibit 99.2

            Form of Notice of Grant and Option Agreement.



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                                                   INITIAL GRANT



                THE NEWHALL LAND AND FARMING COMPANY
                      NOTICE OF GRANT OF OPTION

Notice is hereby given of the following option (the "Option") to purchase depositary units of The Newhall Land and Farming Company (a California Limited Partnership) (the "Partnership") which has been granted pursuant to the Partnership's 1995 Option/Award Plan (the "Plan"):

          OPTIONEE:  ________________________________________________

          GRANT DATE:  ______________________________________________

          NUMBER OF OPTIONED DEPOSITARY UNITS:  _____________________

          GRANT NUMBER:  ____________________________________________

          EXERCISE PRICE PER DEPOSITARY UNIT:  $_____________________

          EXPIRATION DATE:  _________________________________________

          TYPE OF OPTION:      ___  Incentive Option

                               ___  Non-Statutory Option

          TANDEM OPTION/APPRECIATION RIGHT:   ___  Yes

                                              ___  No

          EXERCISE SCHEDULE: The Option shall become exercisable in four equal and successive annual installments for twenty-five percent (25%) of the Optioned Depositary Units upon Optionee's completion of each year of Service (as defined in the attached Option Agreement dated _______________________________) measured from the Grant Date.
In no event shall the Option become exercisable for any additional Optioned Depositary Units following Optionee's cessation of Service.

Optionee understands and agrees that the Option is granted subject to and in accordance with the terms and conditions of the Plan.
Optionee further agrees to be bound by the terms and conditions of the Option as set forth in the Option Agreement dated ________________________, attached hereto as Exhibit A. Optionee should keep a copy of the attached Agreement for reference, since no new Agreement will be distributed with subsequent Notices of Grant unless the material provisions of the Plan or Agreement change.



                                 1.

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                                                     SUBSEQUENT GRANT



                THE NEWHALL LAND AND FARMING COMPANY
                      NOTICE OF GRANT OF OPTION

Notice is hereby given of the following option (the "Option") to purchase depositary units of The Newhall Land and Farming Company (a California Limited Partnership) (the "Partnership") which has been granted pursuant to the Partnership's 1995 Option/Award Plan (the "Plan"):

          OPTIONEE:  ________________________________________________

          GRANT DATE:  ______________________________________________

          NUMBER OF OPTIONED DEPOSITARY UNITS:  _____________________

          EXERCISE PRICE PER DEPOSITARY UNIT:  $_____________________

          EXPIRATION DATE:  _________________________________________

          TYPE OF OPTION:      ___  Incentive Option

                               ___  Non-Statutory Option

          TANDEM OPTION/APPRECIATION RIGHT:   ___  Yes

                                              ___  No

          EXERCISE SCHEDULE: The Option shall become exercisable in four equal and successive annual installments for twenty-five percent (25%) of the Optioned Depositary Units upon Optionee's completion of each year of Service (as defined in the Option Agreement dated ______________________) measured from the Grant Date. In no event shall the Option become exercisable for any additional Optioned Depositary Units following Optionee's cessation of Service.

Optionee understands and agrees that the Option is granted subject to and in accordance with the express terms and conditions of the Plan. Optionee further agrees to be bound by the terms and conditions of the Option as set forth in the Option Agreement dated ______________________, distributed with the Initial Notice of Grant.




                                 1.

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Dated:  _______________, _____


                          THE NEWHALL LAND AND FARMING COMPANY
                          (a California Limited Partnership)

                          By:  _____________________________________

                          Title:  __________________________________



                          __________________________________________
                          OPTIONEE



                          Address:  _________________________________

                          ___________________________________________


I designate the following beneficiary(ies):


____________________________________ Relationship:  _________________


Address:  ___________________________________________________________

          ___________________________________________________________



                                 2.

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                                                            EXHIBIT A



                THE NEWHALL LAND AND FARMING COMPANY
                          OPTION AGREEMENT

                DATED: _____________________________

A. The Newhall Land and Farming Company ("Partnership") has implemented The Newhall Land and Farming Company 1995 Option/Award Plan (the "Plan") for the purpose of attracting and retaining the services of key employees (including officers) of the Partnership and any affiliated entities thereof, and non-employee Board members of the managing general partner of the Partnership, and its managing general partner.

B. Optionee is an individual who is to render valuable services to the Partnership or one or more affiliated entities thereof, and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Partnership's grant of an option to Optionee.

C. All capitalized terms shall have the meaning as those terms are defined in the Plan unless otherwise indicated. "Fair Market Value" shall have the meaning assigned to that term in Section 2.9 of the Plan.


     1. GRANT OF OPTION. Subject to and upon the terms and conditions set forth in this Agreement, the Partnership hereby grants to Optionee, as of the grant date (the "Grant Date") specified in the accompanying Notice of Grant of Option (the "Grant Notice"), an option to purchase up to that number of the Partnership's depositary units as is specified in the Grant Notice. Such depositary units shall be purchasable from the Partnership from time to time during the option term at the option price (the "Exercise Price") specified in the Grant Notice.

     2. TANDEM OPTION/APPRECIATION RIGHTS. The Grant Notice may reflect that the option is granted in tandem with an appreciation right, which means that either the option or the appreciation right may be exercised, but not both. If this option is granted in tandem with an appreciation right, you will also receive a Notice of Grant of Appreciation Right and an Appreciation Right Agreement.

     3. OPTION TERM. This option shall expire at the close of business on the expiration date (the "Expiration Date") specified in the Grant Notice, unless sooner terminated in accordance with Paragraph 6, 9 or 10.

     4. LIMITED TRANSFERABILITY. This option shall be exercisable only by Optionee during Optionee's lifetime and shall not be transferable or assignable by Optionee other than by will

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or by the laws of descent and distribution following Optionee's death. However, Optionee may designate a beneficiary who may exercise the option or receive compensation under the option after Optionee's death.

     5. DATES OF EXERCISE. This option shall become exercisable for the depositary units in accordance with the Exercise Schedule specified in the Grant Notice. The option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Paragraph 6. In no event shall this option become exercisable for any additional depositary units following Optionee's cessation of Service.

     6.   CESSATION OF SERVICE.  The option term specified in
Paragraph 3 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date in accordance with the following provisions:

          a. This option shall immediately terminate and cease to be outstanding for any depositary units for which it is not exercisable at the time of Optionee's cessation of Service.

          b. Should Optionee cease Service for any reason other than death or retirement while this option is outstanding, then this option shall be exercisable for all of the depositary units for which this option is exercisable at the time of such cessation of Service. Such right shall lapse, and this option shall terminate and cease to remain outstanding, upon the earlier of (i) the expiration of the three (3)-month period measured from the date of Optionee's cessation of Service, or (ii) the Expiration Date.

          c. Should Optionee die while this option is outstanding, or within three (3) months after Optionee ceases Service, then Optionee's designated beneficiary, or, if no beneficiary has been designated, Optionee's estate or heirs shall have the right to exercise the option for any or all of the depositary units for which this option is exercisable at the time of Optionee's death. Such right shall lapse, and this option shall terminate and cease to remain outstanding, upon the earlier of (i) the expiration of the twelve (12)-month period measured from the date of Optionee's death, or (ii) the Expiration Date.

          d. Should Optionee retire while this option is outstanding, then this option shall be exercisable for all of the depositary units for which this option is exercisable at the time of such "retirement." Such right shall lapse, and this option shall terminate and cease to remain outstanding, upon the earlier of (i) the expiration of the thirty-six (36)-month period measured from the date of Optionee's retirement, or (ii) the Expiration Date. For purposes of this Paragraph 5, "retirement"

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shall mean the Optionee's cessation of Service on or after either of the following:

               (i) the first day of the month coinciding with or next following Optionee's sixty-fifth (65) birthday.

               (ii) the first day of a calendar month after meeting the age and service requirements for early retirement, which are:
Optionee's years of service for the Partnership or an affiliated entity meet or exceed ten (10) years of service, and Optionee has attained age 55.

          e. Should (i) Optionee's Service be terminated for misconduct (including, but not limited to, any act of dishonesty, willful misconduct, fraud or embezzlement) or (ii) Optionee make any unauthorized use or disclosure of confidential information or trade secrets of the Partnership or any parent or subsidiary, then in any such event this option shall terminate immediately and cease to be outstanding.

          f. For purposes of this Agreement, the following definitional provisions shall be in effect:

               (i) Optionee shall be deemed to remain in SERVICE for so long as such individual renders services on a periodic basis to the Partnership (or any subsidiary or other affiliated entity) in the capacity of an employee or a non-employee member of the Board.

               (ii) An entity shall be considered to be a SUBSIDIARY of the Partnership if it is a member of an unbroken chain of entities beginning with the Partnership, provided each such entity in the chain (other than the last entity) owns, at the time of determination, securities possessing fifty percent (50%) or more of the total combined voting power of all classes of securities in one of the other entities in such chain.

               (iii) An entity shall be considered to be a PARENT of the Partnership if it is a member of an unbroken chain ending with the Partnership, provided each such entity in the chain (other than the Partnership) owns, at the time of determination, securities possessing fifty percent (50%) or more of the total combined voting power of all classes of securities in one of the other entities in such chain.


     7.   ADJUSTMENT IN DEPOSITARY UNITS.

          a. If any change is made to the depositary units issuable under the Plan (whether by reason of merger, consolidation, reorganization, recapitalization, depositary unit distribution, depositary unit split, combination of depositary units, exchange of depositary units, or other change in partnership or capital structure of the Partnership), or if the

                                 3.

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Partnership makes a distribution to holders of depositary units which results from the sale or disposition of a major asset or separate operating division of the Partnership, which would materially dilute the rights of option holders', then the Committee shall make appropriate adjustments to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities and price per depositary unit in effect under each outstanding option under the Plan and (iii) the maximum number of depositary units issuable to one individual pursuant to Paragraph 1.3.D of the Plan. The purpose of these adjustments will be to preclude the enlargement or dilution of rights and benefits under the options.

          b. If any change is made to the depositary units issuable under the Plan by reason of a Structural Transaction or a Change in Control that does not result in the termination of all outstanding options, the Committee may adjust the maximum number of depositary units issuable under the Plan, the number of depositary units subject to options, and the option price, as provided in Paragraph 1.3.C of the plan.

     8. ACCELERATION OF OPTIONS. In the event of a Structural Transaction or Change in Control, each option will be automatically accelerated so that each option at the time outstanding under the Plan and not then otherwise fully exercisable shall become fully exercisable for up to the total number of depositary units purchasable or issuable thereunder and may be exercised for all or any portion of the depositary units for which the option is so accelerated.

     9. NO ACCELERATION OF OPTIONS. In no event shall any such acceleration or termination of repurchase rights in connection with a Structural Transaction occur if and to the extent (i) such option is, in connection with the Structural Transaction, either to be assumed by the successor entity or affiliate thereof or to be replaced with a comparable option to purchase or receive securities of the successor entity or affiliate thereof, (ii) such option is to be replaced with a cash incentive program of the successor entity which preserves the depositary unit spread existing at the time of the Structural Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such option, or (iii) the acceleration of such option is subject to other limitations imposed by the Committee at the time of the option grant. The determination of option comparability under clause (i) above shall be made by the Committee and its determination shall be final, binding and conclusive. Upon consummation of a Structural Transaction, all outstanding options under the Plan shall, to the extent not previously exercised or paid in full or assumed by the successor entity or an affiliate, terminate.

     10. CANCELLATION OF OPTIONS. Notwithstanding the above, in the event of any Structural Transaction, the Committee shall have

                                 4.

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the discretion to cancel outstanding options in whole or in part, subject to such conditions as the Committee may determine, upon payment to optionees with respect to each cancelled option, an amount in cash not less than the difference between (i) the Fair Market Value (at the effective date of such Structural Transaction) of the consideration the optionee would have received if the option had been exercised immediately prior to the effective date of such Structural Transaction and (ii) the exercise price of such option.

     11. PARTNERSHIP STRUCTURE. The grant of options under the Plan shall in no way affect the Partnership's right to adjust, reclassify, reorganize, or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate, or sell or transfer any part of its business or assets.

     12. PRIVILEGE OF UNITHOLDER RIGHTS. The holder of this option shall not have any of the rights of a unitholder with respect to the depositary units until such individual shall have exercised the option and paid the Exercise Price for the purchased depositary units.

     13. WITHHOLDING. The Committee administering the Plan may require or permit, in its discretion and upon such terms and conditions as it may deem appropriate (including the applicable safe-harbor provisions of Rule 16b-3) Grantee to elect to have the Partnership withhold, from the depositary units otherwise issuable pursuant to such option, one or more of such depositary units with an aggregate Fair Market Value equal to the Federal, state and local employment and income taxes ("Taxes") incurred in connection with the acquisition of such depositary units. Grantee may also be granted the right to deliver previously acquired depositary units held for the requisite period to avoid a charge to earnings in satisfaction of such Taxes. The withheld or delivered depositary units will be valued at Fair Market Value on the applicable determination date for such Taxes.

     14. MANNER OF EXERCISING OPTION. In order to exercise this option with respect to all or any part of the depositary units for which this option is at the time exercisable, Optionee (or in the case of exercise after Optionee's death, Optionee's designated beneficiary, executor, administrator, heir or legatee, as the case may be) must take the following actions:

          a. Deliver to the Secretary of the Partnership an executed notice of exercise in substantially the form of Exhibit I to this Agreement (the "Exercise Notice") in which there is specified the number of depositary units which are to be purchased under the exercised option.

          b. Pay the aggregate Exercise Price for the purchased depositary units through one or more of the following alternatives:


                                 5.

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               (i)  in cash or cash equivalents made payable to the
Partnership;

               (ii) in depositary units valued at their Fair Market Value as of the Exercise Date (defined below) and held for the requisite period in order to avoid a charge to earnings (currently six (6) months, but subject to change);

               (iii)      through a sale and remittance procedure
under which the optionee delivers a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Partnership the amount of sale proceeds to pay the option price; or

               (iv) such other lawful consideration as the Committee shall determine.

          For purposes of clause (ii) immediately above, the "Exercise Date" is the date on which written notice of the exercise of the option is delivered to the Partnership. In all other cases, the Exercise Date is the date on which written notice and actual payment is received by the Partnership.

          Except to the extent the sale and remittance procedure specified above is utilized in connection with the option exercise, payment of the Exercise Price for the purchased depositary units must accompany the Exercise Notice.

          Furnish to the Partnership appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

          As soon as practical after receipt of the Exercise Notice, the Partnership shall mail or deliver to or on behalf of Optionee (or any other person or persons exercising this option in accordance herewith) a depositary receipt representing the purchased depositary units.

          In no event may this option be exercised for any fractional depositary units.

     15. GOVERNING LAW. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of California.

     16. COUNTERPARTS. The Grant Notice may be executed in counterparts each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     17. COMPLIANCE WITH LAWS AND REGULATIONS. The exercise of this option and the issuance of depositary units upon such exercise shall be subject to compliance by the Partnership and

                                 6.

Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which the Partnership's depositary units may be listed at the time of such exercise and issuance.

     18. SUCCESSORS AND ASSIGNS. Except to the extent otherwise provided in Paragraph 4, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the designated beneficiaries, successors, administrators, heirs and legal representatives of Optionee and the successors and assigns of the Partnership.

     19. LIABILITY OF PARTNERSHIP. The inability of the Partnership to obtain approval from any regulatory body having authority deemed by the Partnership to be necessary to the lawful issuance and sale of any depositary units pursuant to this option shall relieve the Partnership of any liability with respect to the non-issuance or sale of the depositary units as to which such approval shall not have been obtained. The Partnership shall, however, use its best efforts to obtain all such approvals.

     20. NO EMPLOYMENT/SERVICE CONTRACT. Nothing in this Agreement or in the Plan shall confer upon Optionee any right to continue in the Service of the Partnership (or any subsidiary or other affiliated entity employing or retaining Optionee) for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Partnership (or any affiliated entity) or Optionee, which rights are hereby expressly reserved by each party, to terminate Optionee's Service at any time for any reason whatsoever, with or without cause.

     21. NOTICES. Any notice required to be given or delivered to the Partnership under the terms of this Agreement shall be in writing and addressed to the Partnership in care of the Corporate Secretary at Newhall Management Corporation, 23823 Valencia Boulevard, Valencia, CA 91355. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated on the Grant Notice. All notices shall be deemed to have been given or delivered upon personal delivery or upon deposit in the U.S. mail, by registered or certified mail, postage prepaid and properly addressed to the party to be notified.

     22. CONSTRUCTION. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the express terms and provisions of the Plan. All decisions of the Committee with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

     23. ADDITIONAL TERMS APPLICABLE TO AN INCENTIVE OPTION. In the event this option is designated an incentive option in the

                                 7.

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Grant Notice, the following terms and conditions shall also apply to the grant:

          a. This option shall cease to qualify for favorable tax treatment as an incentive option under the Federal tax laws if (and to the extent) this option is exercised for one or more depositary units: (i) more than three (3) months after the date Optionee ceases to be an Employee for any reason other than death or (ii) more than one (1) year after the date Optionee ceases to be an Employee by reason of death.

          b. To the extent that the aggregate Fair Market Value of depositary units (determined as of the date or dates of grant) covered by options under the Plan (or any other plan of the Partnership or any parent or subsidiary or predecessor thereof) which were granted as Incentive Options, are exercisable for the first time by Optionee during any calendar year, exceeds the sum of $100,000 (or such greater amount as may be permitted under the Code), whether by reason of acceleration or otherwise, such options shall lose their Incentive Option designation and shall be "nonstatutory" options. Such options shall be taken into account in the order in which they were granted.

          c. To the extent this option should fail to qualify as an incentive option under the Federal tax laws, Optionee will recognize compensation income in connection with the acquisition of one or more depositary unit hereunder, and Optionee must make appropriate arrangement for the satisfaction of all Federal, state and local income and employment tax withholding requirements applicable to such compensation income.

     24. ADDITIONAL TERMS APPLICABLE TO A NONSTATUTORY OPTION. In the event this option is designated a nonstatutory option in the Grant Notice, Optionee shall make appropriate arrangements with the Partnership or any parent, subsidiary or affiliated entity employing Optionee for the satisfaction of all Federal, state or local income and employment tax withholding requirements applicable to the exercise of this option.

     25. CANCELLATION AND NEW GRANT OF AWARDS. The Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected Optionees, the cancellation of any or all outstanding options and to grant in substitution therefor new options under the Plan covering the same or different number and class of depositary units having a price per depositary unit not less than the Fair Market Value on the new grant date.


                                 8.

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                              EXHIBIT I
                    NOTICE OF EXERCISE OF  OPTION

I hereby notify The Newhall Land and Farming Company (the "Partnership") that I elect to purchase ______________________ depositary units of the Partnership (the "Purchased Depositary Units") at the option exercise price of $__________________ per depositary unit (the "Exercise Price") pursuant to that certain option (the "Option") granted to me under the Partnership's 1995 Option/Award Plan on _____________________________.

Concurrently with the delivery of this Exercise Notice to the Secretary of Newhall Management Corporation, I hereby pay to the Partnership the Exercise Price for the Purchased Depositary Units in accordance with the provisions of my Agreement with the Partnership evidencing the Option and shall deliver whatever additional documents may be required by such Agreement as a condition for exercise. Alternatively, I may utilize the special broker-dealer sale and remittance procedure specified in my Agreement to effect the payment of the Exercise Price for the Purchased Depositary Units.


____________________, _____
Date



                    Optionee:  ______________________________________

                    Address:   ______________________________________

                           __________________________________________

Print name in exact manner
it is to appear on the
depositary receipt: _________________________________________________

Address to which depositary receipt
is to be sent, if different
from address above: _________________________________________________

                    _________________________________________________


Social Security Number:   ___________________________________________

                                 9.